UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2011

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed on May 20, 2008, the Board of Directors of Lexmark International, Inc. (the “Company”) approved the repurchase of an additional $750 million of its Class A Common Stock, raising its share repurchase authority to approximately $1 billion at that time.  After entering into the transaction described below, the Company now has approximately $366 million of share repurchase authority remaining.

After the close of the markets on July 28, 2011, the Company entered into an accelerated share repurchase agreement (“ASR Agreement”) with Citibank, N.A. (“Citibank”).  Pursuant to the terms of the ASR Agreement, the Company will purchase $125 million of the outstanding shares of its Class A Common Stock from Citibank.  The ASR Agreement requires Citibank to deliver to the Company on August 2, 2011, 3,134,219 shares, equal to 85 percent of the shares that would be repurchased at a price of $33.90, the closing price of the Company’s Class A Common Stock on July 28, 2011.  The number of shares to be delivered to the Company by Citibank under the ASR Agreement shall be adjusted based on a discount to the average of the daily volume weighted average price of the Company’s Class A Common Stock during the term of the ASR Agreement.  If the number of shares to be delivered to the Company is less than the initial delivery of shares by Citibank, the Company may be required to remit shares or cash to Citibank as a result of such adjustment.  The share repurchases are expected to be completed during the second half of 2011.  The payment of $125 million by the Company to Citibank for the repurchase of shares will be funded from available U.S. cash.

The foregoing description of the ASR Agreement does not purport to be a complete description and is qualified in its entirety by reference to the ASR Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of a general corporate governance review at its meeting on July 28, 2011, the Board of Directors of the Company, upon the recommendation of the Corporate Governance and Public Policy Committee, approved an amendment to Article VIII of the Company’s By-Laws to add a new Section 8.12 to establish the Court of Chancery of the State of Delaware as the sole and exclusive forum for resolving derivative actions and claims alleging a violation of the General Corporation Law of the State of Delaware, the Company’s Restated Certificate of Incorporation or By-Laws, a breach of fiduciary duties or any claim governed by Delaware law under the internal affairs doctrine, unless the Board of Directors otherwise consents in writing to the selection of an alternative forum.

The foregoing description of the amendment to the By-Laws does not purport to be a complete description and is qualified in its entirety by reference to the Amendment and Restatement of the By-Laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 8.01. Other Events.

On August 2, 2011, the Company issued a press release announcing the resumption of its share repurchase program.  The text of the press release announcing the resumption of the Company’s share repurchase program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description of Exhibit

3.1	Company By-Laws, as Amended and Restated July 28, 2011.

10.1	Accelerated Share Repurchase Agreement, dated as of July 28, 2011, by and between the Company and Citibank N.A.

99.1	Press Release issued by the Company, dated August 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

August 2, 2011	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Company By-Laws, as Amended and Restated July 28, 2011.

10.1	Accelerated Share Repurchase Agreement, dated as of July 28, 2011, by and between the Company and Citibank N.A.

99.1	Press Release issued by the Company, dated August 2, 2011.